Exhibit 4(b)(16)



UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                   $

No. FL-                                                      CUSIP #

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B
                                 (FLOATING RATE)


Original Issue Date: July 12, 2004              Interest Reset Date(s): *

Initial Maturity Date: August 5, 2005,          Interest Reset Period: **
   or if such day is not a Business
   Day, the immediately preceding               Interest Payment Date(s): ***
   Business Day
                                                Interest Payment Period: Monthly
Option to Extend Maturity: Yes
                                                Redeemable On and After:  N/A
Final Maturity Date: August 5, 2009,
   or if such day is not a Business             Optional Repayment Date(s): N/A
   Day, the immediately preceding
   Business Day                                 Election Date(s): ****

Interest Rate Basis:  LIBOR Telerate            Notice Period(s): *****

Initial Interest Rate:  1.38313%

Index Maturity:  One Month

Spread (plus or minus): ^

Maximum Interest Rate:  N/A

Minimum Interest Rate:  N/A

Minimum Denominations: $25,000, increased in multiples of $1,000

* Commencing August 5, 2004 and on the 5th day of each month thereafter prior to the relevant maturity date.

** The first Interest Reset Period will be the period from and including August 5, 2004 to but excluding the immediately succeeding Interest Reset Date. Thereafter, the Interest Reset Periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period for the Notes, or any Notes maturing prior to the Final Maturity Date, will be the period from and including the Interest Reset Date in the month immediately preceding the maturity of the Notes, or any portion of the Notes, to the relevant maturity date.

*** Commencing August 5, 2004 and on the 5th day of each month thereafter, including the Final Maturity Date. The final Interest Payment Date for the Notes, or any portion of the Notes maturing prior to the Final Maturity Date, will be the maturity date, and interest for the final Interest Payment Period will accrue from and including the Interest Payment Date in the month immediately preceding such maturity date to but excluding the maturity date.

**** Commencing August 5, 2004, the election date shall be the 5th calendar day of each month from August 2004 to July 2008 inclusive, whether or not such day is a Business Day.

***** The notice period for each election date will begin on the 5th Business
      Day prior to but not including the election date and end on the election date; however, if that election date is not a Business Day, the notice period will be extended to the following Business Day.

^ The table below indicates the applicable Spread for the Interest Reset Dates occurring during each of the indicated periods.

      For Interest Reset Dates occurring:                              Spread:
      ----------------------------------                               ------

      From the Original Issue Date to but excluding 8/5/2005:          + .02%

      From and including 8/5/2005 to but excluding 8/5/2006:           + .05%

      From and including 8/5/2006 to but excluding 8/5/2007:           + .08%

      From and including 8/5/2007 to but excluding 8/5/2008:           + .10%

      From and including 8/5/2008 to but excluding 8/5/2009:           + .11%


OPTION TO EXTEND MATURITY

      The Notes will mature on the Initial Maturity Date, unless the maturity of all or any portion of the principal amount of the Notes is extended in accordance with the procedures described below. In no event will the maturity of the Notes be extended beyond the Final Maturity Date.

      During the notice period for each election date, the Holder may elect to extend the maturity of all or any portion of the principal amount of such Holder's Notes so that the maturity of such Notes will be extended to the date occurring 366 calendar days from and including the 5th day of the next succeeding month. However, if that 366th calendar day is not a Business Day, the maturity of such Holder's Notes will be extended to the immediately preceding Business Day. The election dates will be the 5th calendar day of each month from August 2004 to July 2008 inclusive, whether or not any such day is a Business Day.

      To exercise the option to extend the Note in whole or in part, this Note and the duly completed form entitled "Option to Extend Maturity" below must be received, by the Trustee at its office at 4 New York Plaza, New York, New York, 10004, Attention: Debt Operations - 13th Floor, or at such address which the Company shall from time to time notify the Holders of the Notes (any such office being the "Corporate Trust Office"), no later than the close of business, New York City time, on the last Business Day during the notice period for the relevant election date.

      The Holder may elect to extend the maturity of all of such Holder's Notes or of any portion thereof having a principal amount of $25,000 or any multiple of $1,000 in excess thereof. To make the election effective on any election date, the Holder must deliver a notice of election, as described above, during the notice period for that election date. The notice period for each election date will begin on the 5th Business Day prior to the election date and end on the election date; however, if that election date is not a Business Day, the notice period will be extended to the following Business Day. The Holder's notice of election must be delivered to the Trustee, through the normal clearing system channels described in more detail below, no later than the last Business Day of the notice period. Upon delivery to the Trustee of a notice of election to extend the maturity of the Notes or any portion thereof during a notice period, that election will be revocable during each day of such notice period, until 12:00 noon (New York City time) on the last Business Day in such notice period, at which time such notice will become irrevocable.

      If on any election date the Holder does not make an election to extend the maturity of all or any portion of the principal amount of such Holder's Notes, the principal amount of the Notes for which the Holder has failed to make such an election will become due and payable on the Initial Maturity Date, or any later date to which the maturity of such Holder's Notes has previously been extended. The principal amount of the Notes for which such election is not exercised will be represented by a note issued on such election date. The new note so issued will have the same terms as the Notes, except that it will not be extendible, will have a separate CUSIP number and its maturity date will be the date that is 366 calendar days from and including such election date or, if such 366th calendar day is not a Business Day, the immediately preceding Business Day. The failure to elect to extend the maturity of all or any portion of the Notes will be irrevocable and will be binding upon any subsequent Holder of such Notes. To the extent that the Trustee has not received a duly completed "Option to Extend Maturity" form within the relevant election period in accordance with the terms of this Note as to all or part of the principal amount of this Note, the Trustee shall issue a new note representing such principal amount and reduce or cause to be reduced the outstanding principal amount of this Note by such amount.

      The Notes will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at a rate determined for each Interest Reset Period by reference to the Interest Rate Basis, based on the Index Maturity, plus the applicable Spread for the relevant Interest Reset Date.

      A Holder must exercise the option to extend the maturity of such Holder's Notes through The Depository Trust Company ("DTC"), as depositary for the Notes. To ensure that DTC will receive timely notice of such Holder's election to extend the maturity of all or a portion of such Holder's Notes, so that DTC can deliver notice of such Holder's election to the Trustee prior to the close of business on the last Business Day in the notice period, the Holder must instruct the direct or indirect participant through which the Holder holds an interest in the Notes to notify DTC of such Holder's election to extend the maturity of such Holder's Notes in accordance with the then applicable operating procedures of DTC. Notice of any decision to revoke such Holder's election must be made through the same clearing system channels.

      DTC must receive any notice of election no later than 12:00 noon (New York City time) on the last Business Day in the notice period for any election date. The Holder should consult the direct or indirect participant through which it holds an interest in the Notes to ascertain the deadline for ensuring that timely notice will be delivered to DTC. If the election date is not a Business Day, notice of the Holder's election to extend the maturity date of the Notes must be delivered to DTC by its participants no later than 12:00 noon (New York City time) on the first Business Day following the election date.

      For purposes of the Holder's exercise of an election to extend the maturity of all or any portion of such Holder's Notes, "Business Day" means any day that is not a Saturday or Sunday, and that is neither a legal holiday nor a day on which banking institutions or trust companies in New York City are authorized or obligated by law to close.

      THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on the Final Maturity Date shown above (the "Maturity Date") (or such lesser amount as shall not have been earlier exchanged for other notes pursuant to the terms hereof) and to pay interest thereon at the rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of LIBOR," "Determination of Federal Funds Rate," "Determination of Treasury Rate," "Determination of Prime Rate" or "Determination of CMT Rate" depending upon whether the Interest Rate Basis is Commercial Paper Rate, LIBOR, Federal Funds Rate, Treasury Rate, Prime Rate or CMT Rate, as indicated above, until the principal hereof is fully paid or duly made available for payment. The Company will pay interest monthly, quarterly, semiannually or annually as indicated above on each Interest Payment Date shown above commencing with the first Interest Payment Date shown above immediately following the Original Issue Date shown above, and on the Maturity Date or, if applicable, the Redemption Date or Optional Repayment Date; provided, however, that if the Original Issue Date shown above is between a Regular Record Date (as defined below) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, however, that if an Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date would fall on a day that is not a Business Day (as defined on the reverse hereof), unless otherwise specified on the face hereof, the related payment of principal, premium, if any, or interest shall be made on the following day that is a Business Day, and no interest shall accrue for the period from and after that Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date, as the case may be, to the next Business Day. In the event the Interest Rate Basis is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, principal, premium, if any, or interest will be paid on the preceding day that is a Business Day, provided that any such Business Day is also a London Banking Day (as defined on the reverse hereof), with respect to such LIBOR Note. Except as provided above and in the Indenture referred to on the reverse hereof, interest payments will be made on the Interest Payment Dates shown above. The "Regular Record Date" shall be the date whether or not a Business Day 15 calendar days immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof.

      The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, provided, however, that interest payable on the Maturity Date, or if applicable, the Redemption Date or Optional Repayment Date, will be paid to the Person to whom the principal of this Note is payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Redemption Date or Optional Repayment Date, if any) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount (or such other principal amount specified on the face hereof) of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

      The principal hereof and interest due at the Maturity Date will be paid upon the Maturity Date in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.

      This Note is one of the series of Medium-Term Notes, Series B, of the Company.

      Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       THE BEAR STEARNS COMPANIES INC.


                                       By:
                                          --------------------------------------




ATTEST:



----------------------
Secretary

[Corporate Seal]



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B
                                 (FLOATING RATE)

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture"), between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

            The interest payable on this Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that the interest payment at the Maturity Date, Redemption Date or Optional Repayment Date will include interest accrued to but excluding such date. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. With respect to CMT Rate Notes, interest is calculated on the basis of twelve 30-day months and a 360-day year. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate as specified on the face hereof and (ii) the interest rate in effect for the ten calendar days immediately prior to maturity will be that in effect on the tenth calendar day preceding maturity. Notwithstanding the foregoing, if the rate at which interest is payable is adjusted daily or weekly, such rate of interest shall be adjusted until the Interest Reset Date immediately preceding the Maturity Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent being rounded upwards. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            Commencing with the first Interest Reset Date shown on the face hereof following the Original Issue Date, and thereafter on each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as specified on the face hereof under "Interest Reset Date(s)." Unless otherwise specified on the face hereof, each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Maturity Date or, if applicable, the Redemption Date or Optional Repayment Date, as the case may be. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note resets weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semiannually, the third Wednesday of the two months specified on the face hereof; and if this Note resets annually, the third Wednesday of the month specified on the face hereof. Subject to applicable law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions applicable below, plus or minus the Spread (as specified on the face hereof), if any. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. Unless otherwise specified on the face hereof, "Business Day" means (i) with respect to any Note, any day that is not a Saturday or Sunday, and that is neither a legal holiday nor a day on which banking institutions or trust companies in New York City are authorized or obligated by law to close, and (ii) with respect to LIBOR Notes only, a London Banking Day. A "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

            The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is Commercial Paper Rate or Federal Funds (Effective) Rate, the Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is LIBOR, the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills normally are auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. Interest payable hereon will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period") as specified on the face hereof. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is Prime Rate or Federal Funds
(Open) Rate, the same day as such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is CMT Rate, the tenth Business Day prior to each Interest Reset Date. Unless otherwise specified on the face hereof, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, of each year; if this Note resets quarterly, on the third Wednesday of March, June, September and December, of each year; if this Note resets semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of the month specified on the face hereof (each such date being an "Interest Payment Date") and in each case, at maturity or, if applicable, upon redemption or optional repayment.

            Determination of Commercial Paper Rate. If the Interest Rate Basis specified on the face hereof is "Commercial Paper Rate," the interest rate shall equal (a) the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (i) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.l5(519)"), under the heading "Commercial Paper--Nonfinancial" or (ii) in the event that such rate is not published on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Nonfinancial" or (b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, of three leading dealers of commercial paper in The City of New York selected by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Calculation Agent (or any successor calculation agent, or any other Calculation Agent named on the face hereof, the "Calculation Agent"), on that Interest Determination Date, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, in each of the above cases, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            "Money Market Yield" shall be a yield calculated in accordance with the following formula:

            Money Market Yield  =     D x 360   x 100
                                   -----------
                                   360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

            Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is "LIBOR," the interest rate shall equal, as specified on the face hereof, either (a) the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date which appears on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Interest Determination Date adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof ("LIBOR Telerate") or (b) the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date which appears on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (or such other page as may replace such page) ("LIBOR Reuters"); provided, however, that if no such rate appears on Telerate Page 3750 (or such other page as may replace such page) or if fewer than two offered rates appear on the Reuters Screen LIBO Page (or such other page as may replace such page), the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time, and such rate of interest hereon shall equal the arithmetic mean of (a) such quotations, if at least two quotations are provided, or (b) if less than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if the three banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            Determination of Federal Funds Rate. If the Interest Rate Basis specified on the face hereof is "Federal Funds Rate," the interest rate shall equal either the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

            Unless otherwise specified on the face hereof, the Federal Funds (Effective) Rate shall equal (a) the rate on the applicable Interest Determination Date specified on the face hereof for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page, or (b) if such rate is not so published on the Calculation Date pertaining to such Interest Determination Date, then the rate on the applicable Interest Determination Date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

            Unless otherwise specified on the face hereof, the Federal Funds
(Open) Rate shall equal the rate on the applicable Interest Determination Date specified on the face hereof for Federal Funds as reported on Telerate Page 5 under the heading "Federal Funds/Open."

            If (a) the applicable Federal Funds (Effective) Rate described above or (b) the Federal Funds (Open) Rate described above is not published by 3:00 P.M., New York City time, on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on such Interest Determination Date, in each of the above cases, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if such brokers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is "Treasury Rate," the interest rate shall equal the rate for the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published under the column designated "Invest Rate" on Telerate page 56 under the heading "US Treasury 3 MO T-Bill Auction Results" or Telerate page 57 under the heading "US Treasury 6 MO T-Bill Auction Results," as applicable, or any successor publication, or, if not so published on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof. In the event that the results are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the rate of interest herein shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is "Prime Rate," the interest rate shall equal (a) the rate on the applicable Interest Determination Date (i) as reported on Telerate Page 5 under the heading "Bank Rates/Prime" or (ii) as published in H.15(519), under the caption "Bank Prime Loan", (b) if the rates referred to under (a)(i) and
(a)(ii) are not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the arithmetic mean (as calculated by the Calculation Agent) of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page for such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest

Determination Date, the rate shall be the arithmetic mean (as calculated by the Calculation Agent) of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) from which quotations are requested, or (c) if fewer than two quotations are provided under (b) above, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates, in each case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if in any month or two consecutive months, the Prime Rate is not reported or published as provided above, and if such quotations are not available, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date in each case.

            If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of this Note or, if earlier, until this failure ceases, shall be LIBOR determined as if this Note were a LIBOR Note, and the Spread, if any, will be the number of basis points specified on the face hereof as the "Alternate Rate Event Spread."

            "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

            Determination of CMT Rate. If the Interest Rate Basis specified on the face hereof is "CMT Rate," the interest rate will be determined by the Calculation Agent on each Interest Determination Date in accordance with the following provisions, in each case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof.

            Unless otherwise specified on the face hereof, the CMT Rate will be:

            (a) the rate displayed on the designated CMT Telerate Page, under the caption for "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the designated CMT Index Maturity, for: (i) the latest rate displayed at the close of business on such Interest Determination Date if the designated CMT Telerate Page is 7051; or (ii) the average for the week, or the month, as specified on the face hereof, ended immediately before the week in which the related Interest Determination Date occurs if the designated CMT Telerate Page is 7052.

            (b) If the applicable rate specified in (a) above is not displayed on the relevant page by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate having the designated Index Maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

            (c) If the applicable rate specified in (b) above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity and with reference to the relevant Interest Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate Page and published in H.15(519).

            (d) If the applicable rate specified in (c) above cannot be determined, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers after consulting with the Company, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated Index Maturity and a remaining term to maturity of not less than the designated Index Maturity minus one year in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the designated Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

            (e) If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than the designated CMT Index Maturity which have a remaining term to maturity closest to the designated CMT Index Maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT Index Maturity have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

            (f) If fewer than five but more than two if the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Determination Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

            (g) If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that Interest Determination Date.

            The Calculation Date pertaining to an Interest Determination Date shall be the earlier of (a) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day prior to the applicable Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. All determinations made by the Calculation Agent shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and holders of the Note. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to the Note.

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, unless otherwise specified on the face hereof, this Note may be redeemed in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $25,000) at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). Except as set forth in the next paragraph, if no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to maturity. Unless otherwise specified on the face hereof, on and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $25,000) at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or
(ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            Unless otherwise specified on the face hereof, the Notes are issuable only in registered form without coupons in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            The interest rate payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     -     as tenants in common

TEN ENT     -     as tenants by the entireties

JT TEN      -     as  joint  tenants  with  right  of  survivorship  and  not as tenants in common

UNIF GIFT MIN ACT - ________________________ Custodian _________________________
                              (Cust)                           (Minor)
                                 Under Uniform Gifts to Minors Act

                             ___________________________________________
                                              (State)


Additional abbreviations may also be used though not in the above list.
                                  ______________________________

                            OPTION TO EXTEND MATURITY


            The undersigned hereby elects to extend the maturity of The Bear Stearns Companies Inc. Medium-Term Note, Series B (Floating Rate) (CUSIP No.
         ) or the portion thereof specified below.

            For the election to extend maturity to be made, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder, this Note with this "Option to Extend Maturity" form duly completed. This Note must be received by the Trustee by the close of business in New York City, on the last day for giving such notice, as described in this Note.

            If less than the entire principal amount of this Note is to be extended, specify the portion hereof (which shall be in an amount equal to $25,000 or an integral multiple of $1,000, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have extended and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being extended (in the absence of any such specification, one such Note shall be issued for the portion not being extended).


$_________________________________       _______________________________________
                                         NOTICE: The signature on this Option to
                                         Extend Maturity must correspond with
Date _____________________________      the name as written upon the face of
                                         this Note in every particular, without
                                         alteration or enlargement or any change
                                         whatever.

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on _____________, 20__ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations -- 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $______________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $________________.

Date:______________________        _____________________________________________
                                   Note:  The signature to this Option to Elect
                                   Repayment must correspond with the same as written upon the face of this Note in every particular without alteration or enlargement.


                       ---------------------------------

                                   ASSIGNMENT
                                   ----------

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto


________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  __________________________

                                                ________________________________



__________________________________________
          (Signature Guarantee)

                                                                      SCHEDULE I

                              SCHEDULE OF EXCHANGES

The initial principal amount of this Note is $___________. The following exchanges of a portion of this Note for an interest in a fixed maturity note, have been made:

                                          Reduced Principal
                     Principal Amount     Amount Outstanding    Notation Made by
                       Exchanged for        Following Such       or on Behalf of
 Date of Exchange  Fixed Maturity Note        Exchange            the Trustee
--------------------------------------------------------------------------------

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                                      -21-